CONSENT OF INDEPENDENT ACCOUNTANTS
               ----------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (No. 33-93752, No. 333-3624, No. 333-34835 and No. 333-34835-
01) and the Registration Statement on Form S-8 (No. 333-3550) of JP Realty, Inc. of our report dated July 1, 1997 relating to the statements of revenues and certain expenses of Silver Lake Mall and Visalia Mall for the year ended December 31, 1996, which appear in the Current Report on Form 8-K of JP Realty, Inc. dated June 30, 1997 and as amended on November 10, 1997.




Price Waterhouse LLP
Salt Lake City, Utah
November 10, 1997